Broadcom Limited and Broadcom Cayman L.P. – List of Subsidiaries

Name of Subsidiary	Country of Incorporation
Agere Systems LLC	Delaware (U.S.A.)
AT Luxembourg S.a. r.l.	Luxembourg
Athena Semiconductors, LLC	Delaware (U.S.A.)
Avago Technologies Acquisition Holding Pte. Ltd.	Singapore
Avago Technologies Cayman Finance Limited	Cayman Islands
Avago Technologies Cayman Holdings Ltd	Cayman Islands
Avago Technologies Cayman Ltd.	Cayman Islands
Avago Technologies Finance Pte. Ltd.	Singapore
Avago Technologies General IP (Singapore) Pte. Ltd.	Singapore
Avago Technologies Holdings B.V.	Netherlands
Avago Technologies International Sales Pte. Limited	Singapore
Avago Technologies Luxembourg S.Ar.L	Luxembourg
Avago Technologies Manufacturing (Singapore) Pte. Ltd.	Singapore
Avago Technologies U.S. Inc.	Delaware (U.S.A.)
Avago Technologies Wireless (U.S.A.) Manufacturing Inc.	Delaware (U.S.A.)
BC Luxembourg S.a r.l.	Luxembourg
Broadcom Asia Distribution Pte. Ltd.	Singapore
Broadcom Bermuda LP	Bermuda
Broadcom Cayman L.P.†	Cayman Islands
Broadcom Cayman Limited	Cayman Islands
Broadcom Communications Bermuda Limited	Bermuda
Broadcom Communications Netherlands B.V.	Netherlands
Broadcom Corporation	California (U.S.A.)
Broadcom International Distribution Company	Ireland
Broadcom International Limited	Cayman Islands
Broadcom International LLC	Delaware (U.S.A.)
Broadcom International Pte. Ltd.	Singapore
Broadcom Limited	England
Broadcom Netherlands B.V.	Netherlands
Broadcom Products Ireland	Ireland
Broadcom Singapore Pte Ltd.	Singapore
Broadcom Singapore Technologies Pte. Ltd.	Singapore
Broadcom Technologies Bermuda Unlimited	Bermuda
Broadcom UK Ltd.	Delaware (U.S.A.)
BroadLight, Inc.	Delaware (U.S.A.)
CMK LLC	Delaware (U.S.A.)
Cyoptics, Inc.	Delaware (U.S.A.)
Emulex Corporation	California (U.S.A.)
Gigle Networks LLC	Delaware (U.S.A.)
Global Locate, Inc.	Delaware (U.S.A.)
LSI Corporation	Delaware (U.S.A.)
LSI Logic Asia, Inc.	Delaware (U.S.A.)
LSI Logic HK Holdings	Cayman Islands
LSI Storage Ireland Limited	Ireland
LSI Technology (Singapore) Pte Ltd.	Singapore
Mavnet Acquisition Corp.	California (U.S.A.)
MGBASE-T Alliance, Inc.	Delaware (U.S.A.)
Netlogic I LLC	Delaware (U.S.A.)
NetLogic Microsystems Caymans Limited	Cayman Islands
NetLogic Microsystems Europe B.V.	British Virgin Islands
Netlogic Microsystems, LLC	Delaware (U.S.A.)
O.C. Property Company, LLC	Delaware (U.S.A.)
PLX Technology, Inc.	Delaware (U.S.A.)
RMI International Caymans Limited	Cayman Islands
Serverworks Corporation	Delaware (U.S.A.)
ServerWorks International Ltd.	Cayman Islands
Teknovus, Inc.	California (U.S.A.)
Silicon Manufacturing Partners Pte Ltd.*	Singapore

† This subsidiary is the only subsidiary of Broadcom Limited that is not a subsidiary of Broadcom Cayman L.P.
* 51% LSI Technology (Singapore) Pte. Lted.; 49% GlobalFoundries